Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 22, 2010 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Vail Resorts, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2010.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

September 22, 2010